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                                                       IN NEW YORK CITY
                                                       565 FIFTH AVENUE
                                                    NEW YORK, NEW YORK 10017
                                                       (212) 486-8200
                                                     FAX NO. 646-865-1494
 IN WASHINGTON, D.C.     SULLIVAN & WORCESTER LLP
 1666 K STREET, N.W.      ONE POST OFFICE SQUARE       292 MADISON AVENUE
WASHINGTON, D.C. 20006 BOSTON, MASSACHUSETTS 02109 NEW YORK, NEW YORK 10017-630
  (202) 775-1200             (617) 338-2800              (212) 213-8200
FAX NO. 202-293-2275      FAX NO. 617-338-2880       FAX NO. 212-685-2028




                                       June 27, 2003



Prudential Municipal Bond Fund
c/o Prudential Investments LLC
Gateway Center Three
Newark, New Jersey  07102

        Re: PRUDENTIAL MUNICIPAL BOND FUND

Ladies and Gentlemen:

         Please refer to our opinion letter to you of June 27, 2001, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Municipal Bond Fund, a trust with transferable shares under Massachusetts law (the "Trust"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Trust's filing a copy of that letter as an exhibit to Post-Effective Amendment No. 24 to the Trust's Registration Statement on Form N-1A, Registration No. 33-10649, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 28 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4930, relating to the several series of shares of beneficial interest, $.01 par value, of the Trust. In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

         Please note that our confirmation of the opinions set forth in our letter of June 27, 2001 relates to the Trust and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts, as they may have changed since June 27, 2001, and our opinions, as so confirmed, should not be understood as relating to the status of the Trust and its shares at the present time.

                                       Very truly yours,

                                       /s/ Sullivan & Worcester LLP

                                       SULLIVAN & WORCESTER LLP